Settlement And Release Agreement

I.    PRELIMINARY STATEMENT.

A.	Parties. The Parties to this Confidential Settlement and Release Agreement (“Agreement”) are PwC (as defined in Section I.B,), on the one hand, and AMERCO and the SAC Entities (as defined in Section I.B.), on the other hand (collectively the “Parties”).

B.	Definitions.

1.	“AMERCO” shall be defined herein to include AMERCO, U-Haul International, Inc., AMERCO Real Estate Company, Republic Western Insurance Company, Oxford Life Insurance Company, Edward J. Shoen, Sylvia Shoen, Mark V. Shoen, Charlene J. Shoen, James P. Shoen, Mary K. Shoen, Charles J. Bayer, Sally Bayer, John P. Brogan, Margaret Brogan, John M. Dodds, Barbara Edstrom, James J. Grogan, Mary Joe Grogan, M. Frank Lyons, William Carty, Mary Carty, Richard Herrera, Gary Horton, Richard Amoroso, and any of their predecessors, parents, co-parties, subsidiaries, affiliates and alter egos, and each of their respective officers, employees, directors, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors and assigns.

2.	“SAC Entities” shall be defined to include SAC Holdings Corporation, SAC Holdings II Corporation, SAC Self Storage Corporation, Two SAC Self Storage Corporation, Three SAC Self Storage Corporation, Four SAC Self Storage Corporation, Five SAC Self Storage Corporation, Six SAC Self Storage Corporation, Seven SAC Self Storage Corporation, Eight SAC Self Storage Corporation, Nine SAC Self Storage Corporation, Ten SAC Self Storage Corporation, Eleven SAC Self Storage Corporation, Twelve SAC Self Storage Corporation, Thirteen SAC Self Storage Corporation, Fourteen SAC Self Storage Corporation, Fifteen SAC Self Storage Corporation, Sixteen SAC Self Storage Corporation, Seventeen SAC Self Storage Corporation, Eighteen SAC Self Storage Corporation, Nineteen SAC Self Storage Corporation, Twenty SAC Self Storage Corporation, Twenty One SAC Self Storage Corporation, Twenty Two SAC Self Storage Corporation, Twenty Three SAC Self Storage Corporation, Twenty Four SAC Self Storage Corporation, Twenty Five SAC Self Storage Corporation, Twenty Six SAC Self Storage Corporation, Twenty Seven SAC Self Storage Corporation, Blackwater Investments, Mark V. Shoen, and any of their predecessors, parents, co-parties, subsidiaries, affiliates and alter egos, and each of their respective officers, employees, directors, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, and successors and assigns.

3.	“PwC” shall be defined to include PricewaterhouseCoopers LLP (“PwC LLP”), Michael O. Gagnon, Joseph A. Gross, Carol L. Brosgart, M.D., Terri M. Hulse, Gary R. Hulse, Randal S. Vallen, and Juli Vallen, and any of their predecessors, parents, co-parties, subsidiaries, affiliates and alter egos, and each of their respective officers, employees, directors, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, and successors and assigns.

C.	Actions Resolved. This Agreement shall cover and mutually release any and all acts that occurred during the entire historical relationship between AMERCO and the SAC Entities on the one hand and PwC on the other hand, including the lawsuits by and against the Parties currently pending in the Superior Court of the State of Arizona, Maricopa County bearing case captions: AMERCO et al. v. PricewaterhouseCoopers LLP et al., No. CV 2003-011032 (“AMERCO v. PwC”) and PricewaterhouseCoopers LLP et al. v. Shoen et al., No. CV 2004-013075 (“PwC v. Shoen”).

D.	Recitals. This Agreement is entered into with respect to the following facts:

1.	PwC LLP and its predecessor Price Waterhouse LLP served as AMERCO's independent public accountant and performed accounting and audit functions for AMERCO and its subsidiaries, including Republic Western Insurance Company and Oxford Life Insurance Company, and related entities from 1978 through January 2003.

2.	PwC LLP also performed accounting and audit functions for and related to certain SAC entities.

3.	In or about June 2003, AMERCO filed the AMERCO v. PwC lawsuit, alleging multiple acts of negligent and intentional misconduct by PwC and its personnel, allegedly occurring between 1993 and 2003.

4.	In or about December 2003, PwC filed the PwC v. Shoen lawsuit, alleging multiple acts of intentional misconduct against Edward J. Shoen, Sylvia Shoen, Mark V. Shoen, Charlene J. Shoen, SAC Self-Storage Corporation, Two SAC Self-Storage Corporation, Three SAC Self-Storage Corporation, Six SAC Self-Storage Corporation, SAC Holding Corporation, and SAC Holding II Corporation, James P. Shoen, Mary K. Shoen, Charles J. Bayer, Sally Bayer, John P. Brogan, John M. Dodds, Barbara Edstrom, James J. Grogan, Mary Joe Grogan, and M. Frank Lyons.

5.	In or about November 2003, an amended consolidated class action complaint was filed by AMERCO shareholders against AMERCO and PwC, captioned In Re AMERCO Securities Class Action, CV-N-03-0050-ECR (RAM) (“Shareholder Action”).

6.	To avoid the expense, inconvenience, and distraction of further litigation, and without any acknowledgment of any liability, the Parties have agreed to compromise and settle their claims as specified in this Agreement.

II.    SETTLEMENT OF CLAIMS.

In consideration of the promises and obligations set forth in this Agreement:

A.	The effective date of this Agreement (the "Effective Date") shall be the date on which the last of the signatories listed on the signature pages hereto has executed this Agreement.

B.	Within nine (9) days of the Effective Date (and if such day is not a business day, on the immediately following business day): (i) the Parties shall simultaneously file stipulated dismissals, with prejudice, of the AMERCO v. PwC and PwC v. Shoen lawsuits, and (ii) immediately upon such filings, PwC LLP shall pay to AMERCO the total sum of ***************************************************************** comprised of $51,341,288.36 plus attorneys’ fees and costs (the “Settlement Amount”) by wire transfer in immediately available funds to the following account:

Bank One of Arizona
Phoenix, Arizona
ABA # 122100024
For the benefit of AMERCO
Account No. 01740588

**** The amount has been omitted pursuant to a request for confidential treatment and the omitted information has been filed with the Securities and Exchange Commission separately.

C.	AMERCO shall be responsible for ascertainment and payment of any and all taxes, fees, duties, levies, and other charges imposed with respect to the Settlement Amount.

III.    RELEASES.

Except as to the rights and obligations of the Parties pursuant to the provisions of this Agreement, and in further consideration for the execution of this Agreement:

A.	AMERCO and the SAC Entities’ Release of All Claims Against PwC. AMERCO and the SAC Entities, on behalf of themselves, their officers, employees, directors, parents, subsidiaries, shareholders, alter egos, affiliates, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, and assigns, hereby fully and forever release and discharge PwC and each of PwC’s respective officers, employees, directors, parents, subsidiaries, shareholders, alter egos, affiliates, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, and assigns from any and all claims, rights, demands, causes of action, obligations, orders, damages, expenses, debts, costs, attorneys fees, judgments and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions occurring from the beginning of time to the date of this Agreement.

B.	PwC’s Release of All Claims Against AMERCO and the SAC Entities. PwC, on behalf of themselves, their officers, employees, directors, parents, subsidiaries, shareholders, alter egos, affiliates, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, and assigns, hereby fully and forever release and discharge AMERCO and the SAC Entities and each of AMERCO’s and the SAC Entities’ respective officers, employees, directors, parents, subsidiaries, shareholders, alter egos, affiliates, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, successors, and assigns from any and all claims, rights, demands, causes of action, obligations, orders, damages, expenses, debts, costs, attorneys fees, judgments and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions occurring from the beginning of time to the date of this Agreement.

C.	Waiver of Other Claims. The Parties acknowledge that there is a possibility that after the execution of this Agreement, they may discover facts, claims or defenses which were unknown or unsuspected at the time this Agreement was executed, and which if known by them at that time may have materially affected their decision to execute this Agreement. The Parties each acknowledge and agree that by reason of this Agreement, and the releases contained in the preceding two paragraphs, they are assuming any risk of such unknown facts and such unknown and unsuspected claims.

D.	Shareholder Action. AMERCO and PwC have both been named as defendants in a consolidated putative class action lawsuit brought by AMERCO shareholders captioned In Re AMERCO Securities Class Action, CV-N-03-0050-ECR (RAM) (“Shareholder Action”). On October 8, 2004, the Shareholder Action was transferred to the United States District Court, District of Arizona. AMERCO and the SAC Entities on the one hand and PwC on the other hand, agree that they shall not assert against the other any right to indemnification, contribution, cross-claim, or counter claim arising out of the Shareholder Action in federal or state court. The Parties agree that nothing in this Agreement is intended to waive the ability of a Party to prove up its own proportionate fault under the Private Securities Litigation Reform Act (“PSLRA”) or under any other applicable law, or to assert any other defense provided by law. The Parties also agree to cooperate in the defense of the Shareholder Action. In furtherance of such cooperation, the Parties agree that no Party shall make any agreement with the Shareholder Action’s plaintiffs to assist them in any way in prosecuting the Shareholder Action except as required by law or court order.

E.	Derivative Action. AMERCO, the SAC Entities, and certain of their officers and directors have been named as defendants in a derivative action captioned Paul F. Shoen v. SAC Holding Corp. et al., CV02-05602, which was consolidated with Ron Belec v. William E. Carty et al., CV02-06331, M.S. Management Company, Inc. v. William E. Carty, et al., CV03-00386, and two additional derivative suits alleging substantially the same claims (collectively “Derivative Action”). The Parties agree that nothing in this Agreement is intended to waive the ability of the AMERCO defendants to assert any and all defenses available to them in law or equity, including, but not limited to, their ability to prove up their own proportionate fault. AMERCO and the SAC Entities on the one hand and PwC on the other hand agree that they shall not assert against the other any right to indemnification, contribution, cross-claim, or counter claim arising out of the Derivative Action.

F.	Other Actions. AMERCO and the SAC Entities on the one hand and PwC on the other hand agree that they shall not assert against the other any right to indemnification, contribution, cross-claim, or counter claim in any other action arising out of any conduct related to AMERCO’s and PwC’s historic relationship in which a Party is named as a defendant.

IV.    ADDITIONAL PROVISIONS.

A.	Confidentiality. The Parties and their attorneys agree that the terms and conditions of this Agreement shall remain confidential and they shall not disclose such terms or conditions to any other person, other than such persons whose knowledge is necessary to carry out its provisions (and who shall be advised of its confidentiality and agree to be bound by this provision), and except: (1) to the extent such disclosure is required for its enforcement, or (2) as otherwise required by federal or state law, including pursuant to any discovery procedures authorized by such laws.

If disclosure of the settlement and Settlement Amount is required to be made in any filing by AMERCO with the United States Securities and Exchange Commission (the “SEC”), AMERCO shall only report the Settlement Amount net of attorneys’ fees and costs unless otherwise required by law.

Neither Party shall issue press releases regarding the settlement. If media inquiries are made of any Party to this Agreement regarding this Agreement and related settlement, such inquiries may be responded to with the following statement only: “The disputes between the parties have been resolved and the parties have agreed not to discuss the terms of the settlement and to keep them confidential. A description of the material terms of the settlement may be found in AMERCO's SEC filings.”

Any other disclosure with respect to this Agreement shall be made only pursuant to a court order protecting the confidentiality of the Agreement, its terms, and its conditions, or following the denial of such an order, and only to such persons and/or agencies authorized to receive such information under such order.

B.	Disclaimer Of Liability. While this Agreement resolves all issues between the Parties regarding the AMERCO v. PwC and PwC v. Shoen lawsuits, as well as any acts or omissions by either Party during their entire relationship, it does not constitute an admission by any Party of any of the matters alleged in any of the complaints filed, or of any liability or wrongdoing whatsoever. Nothing in this Agreement or any related document shall be construed or admissible in any proceeding as evidence of liability or wrongdoing by any of the Parties. The Parties hereto agree that this Agreement is the result of a compromise within the provisions of Rule 408 of the Arizona Rules of Evidence and Rule 408 of the Federal Rules of Evidence.

C.	Additional Documentation And Cooperation With Further Proceedings. The Parties agree to execute whatever additional documentation and cooperate in further proceedings if necessary to effectuate the terms of this Agreement without charge or other consideration to any other Party.

D.	Integration and Representations.

1.	This document constitutes the entire agreement and understanding between the Parties concerning the releases and dismissals described herein, and supersedes and replaces all prior negotiations, proposed agreements and agreements, written and oral, relating thereto. This is a fully integrated document.

2.	Each of the Parties hereto acknowledges that no other Party hereto, or any agent or attorney of any other Party hereto, has made any promise, representation or warranty whatever, express or implied, not contained herein concerning the subject matter hereof, to induce it to execute this document, and acknowledges that it has not executed this instrument in reliance on any such promise, representation, or warranty not contained herein.

3.	Each of the Parties hereto has read this Agreement and understands the contents thereof.

4.	Each of the Parties hereto acknowledges that it has been represented by legal counsel of its own choice throughout all negotiations that preceded the execution of this document.

5.	Each of the Parties hereto acknowledges and represents that it has not assigned or transferred any claim covered by this Agreement that any Party has, had, may have, or may have had against any other.

E.	No Oral Modifications. This Agreement may not be altered, amended or modified in any respect whatsoever, except by a writing duly executed by authorized representatives of each of the Parties.

F.	Authority to Sign. Each person signing this Agreement represents and warrants to each other Party that he or she has all requisite power and authority to execute this Agreement and that this Agreement when executed and delivered will be a binding obligation of, and enforceable against, such Party in accordance with its terms.

G.	Predecessors, Successors, and Assigns. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns (and their respective predecessors to the fullest extent permitted by law). Notwithstanding the foregoing, this Agreement is not intended to inure to the benefit of any third parties, except as such third parties are specifically identified herein and only to the extent specifically provided herein.

H.	Headings. Section and paragraph headings contained in this Agreement are for convenience and shall not be considered for any purpose in construing this Agreement.

I.	Execution By Facsimile and In Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, which together shall constitute one instrument.

J.	Severability. In the event that any provision of this Agreement is held to be invalid, void, unenforceable, or illegal by any court of competent jurisdiction, it shall be deemed severable from the remainder of the Agreement and shall in no way affect, impair, or invalidate any other provision of this Agreement, unless the severed portion was essential to the intended purpose of the Agreement.

K.	Notices. Any required notices shall be delivered in writing, by facsimile, with a copy sent by United States Postal Service, first-class service to:

AMERCO:           Larry De Respino, Esq.
U-Haul International, Inc.
2721 North Central Avenue
Phoenix, Arizona 85004
Telephone: (602) 263-6977

PwC:     Joseph A. Gross, Esq.
PricewaterhouseCoopers LLP
555 California Street
San Francisco, California 94014
Telephone: (415) 393-8728
Facsimile: (415) 291-4012

With a copy to:     Linda J. Smith, Esq.
O’Melveny & Myers LLP
1999 Avenue of the Stars, Ste. 700
Los Angeles, California 90067
Telephone: (310) 553-6700
Facsimile: (310) 246-6779

The SAC Entities:          Mark V. Shoen
715 S. Country Club Drive
Mesa, Arizona 85210

No notice will be deemed to have been duly given unless and until it is actually received by an individual at the intended recipient’s address (or delivery is refused by such person).

L.	Dispute Resolution. Judge Mark A. Armstrong has agreed to retain jurisdiction over the Agreement. Accordingly, any controversy or claim arising out of or relating to this Agreement (whether sounding in contract, tort, or otherwise), or the breach thereof, shall be adjudicated by him. The Parties submit and agree that Judge Armstrong shall have exclusive and binding authority over this Agreement. In the event of any dispute arising out of this Agreement, each party shall, within twenty-four (24) hours thereof, present such dispute for final and binding resolution to Judge Armstrong.

The prevailing Party in any dispute under this Agreement may be entitled to an award of its reasonable costs, including attorneys’ fees, as determined by Judge Armstrong at his sole discretion.

To the extent that Judge Armstrong is unable to fulfill this role, a nominee shall be designated by Judge Armstrong. Such nominee shall be subject to approval by both parties within twenty-four (24) hours, which approval shall not be unreasonably withheld.

M.	Waiver of Terms. A waiver of any term or condition of this Agreement will not be deemed to be, and may not be construed as, a waiver of any other term or condition hereof.

N.	Neutral Construction. This Agreement shall not be construed against the Party or Parties preparing it, but shall be construed as if all Parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one Party.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

DATED: November 23, 2004   EDWARD J. SHOEN
                    On Behalf of
                    AMERCO

                    By: /s/ Edward J. Shoen________________
                Edward J. Shoen

DATED: November 23, 2004   EDWARD J. SHOEN
                    On Behalf of
                    U-HAUL INTERNATIONAL, INC.

                    By: /s/ Edward J. Shoen__________________
                Edward J. Shoen

DATED: November 23, 2004   EDWARD J. SHOEN
                    On Behalf of Himself

                    By: /s/ Edward J. Shoen__________________
                Edward J. Shoen

DATED: November 19, 2004   MARK V. SHOEN
                    On Behalf of
                    BLACKWATER INVESTMENTS AND
                    THE SAC ENTITIES

                    By: /s/ Mark V. Shoen__________________
                Mark V. Shoen

DATED: November 19, 2004   MARK V. SHOEN
                    On Behalf of Himself

                    By: /s/ Mark V. Shoen__________________
                Mark V. Shoen

DATED: November 23, 2004   RICHARD M. AMOROSO
                    On Behalf of
                    REPUBLIC WESTERN LIFE INSURANCE

                    By: /s/ Richard M. Amoroso______________
                Richard M. Amoroso

DATED: November 23, 2004   RICHARD M. AMOROSO
                    On Behalf of Himself

                    By: /s/ Richard M. Amoroso______________
                Richard M. Amoroso

DATED: November 30, 2004

                    By: /s/ Richard Herrera__________________
                Richard Herrera

DATED: November 23, 2004

                    By: /s/ Sylvia Shoen____________________
                Sylvia Shoen

DATED: November 19, 2004

                    By: /s/ Charlene J. Shoen_____________
                Charlene J. Shoen

DATED: November 23, 2004

                    By: /s/ James P. Shoen___________________
                James P. Shoen

DATED: November 23, 2004

                    By: /s/ Mary K. Shoen_____________   ____
                Mary K. Shoen

DATED: November 19, 2004

                    By: /s/ Charles J. Bayer______      _________
                Charles J. Bayer

DATED: November 19, 2004

                    By: /s/ Sally Bayer____           ____________
                Sally Bayer

DATED: November __, 2004

                    By: /s/ John P. Brogan____       ___________
                John P. Brogan

DATED: November __, 2004

                    By: /s/ Margaret Brogan__________________
                Margaret Brogan

DATED: November 19, 2004

                    By: /s/ John M. Dodds____________________
                John M. Dodds

DATED: November 19, 2004

                    By: /s/Barbara Edstrom____________________
                Barbara Edstrom

DATED: November 19, 2004

                    By: /s/ James J. Grog______________________
                James J. Grogan

DATED: November 19, 2004

                    By: /s/ Mary Joe Grogan____________________
                Mary Joe Grogan

DATED: November 19, 2004

                    By: /s/ M. Frank Lyons______________________
                M. Frank Lyons

DATED: November 19, 2004

                    By: /s/ William E. Carty______________________
                William E. Carty

DATED: November 19, 2004

                    By: /s/ Mary Carty__________________________
                Mary Carty

DATED: November __, 2004

                    By: /s/ Gary B. Horton_____________________
                Gary B. Horton

DATED: November 24, 2004    PRICEWATERHOUSECOOPERS LLP

                    By:_/s/ Rodman W. Benedict___
                    Rodman W. Benedict, Deputy General Counsel

DATED: November 29, 2004

                    By: /s/ Michael O. Gagnon__________________
                Michael O. Gagnon

DATED: November 23, 2004

                    By: /s/ Joseph A. Gross______________________
                Joseph A. Gross

DATED: November 23, 2004

                    By: /s/ Carol L. Brosgart, M.D.________________
                Carol L. Brosgart, M.D.

DATED: November 24, 2004

                    By: /s/ Terri M. Hulse_______________________
                Terri M. Hulse

DATED: November 24, 2004

                    By: /s/ Gary R. Hulse_______________________
                Gary R. Hulse

DATED: November __, 2004

                    By: /s/ Randal S. Vallen_____________________
                Randal S. Vallen

DATED: November __, 2004

                    By: /s/ Juli Vallen__________________________
                Juli Vallen